Exhibit 99.1

Washington Federal, Inc. 425 Pike Street Seattle, WA 98101 Contact: Brad Goode 206-626-8178	Anchor Bancorp 601 Woodland Square Loop SE Lacey, WA 98503 Contact: Jerald L. Shaw 360-491-2250

Wednesday, September 27, 2017
FOR IMMEDIATE RELEASE

Washington Federal and Anchor Bancorp Announce Extension of Merger Agreement

SEATTLE AND LACEY, WASHINGTON – Washington Federal, Inc. ("Washington Federal") (NASDAQ: WAFD) and Anchor Bancorp ("Anchor") (NASDAQ: ANCB) announced today that they have mutually agreed to amend their merger agreement, that was entered into on April 11, 2017. The amendment extends from December 31, 2017 to June 30, 2018 the date after which either party can elect to terminate the agreement if the transaction contemplated by the agreement (the "Merger") has not yet been completed.
The need for the amendment was due to the identification of certain issues with respect to procedures, systems and processes of Washington Federal's bank subsidiary, Washington Federal, National Association, relating to its Bank Secrecy Act ("BSA") program. Washington Federal is taking proactive steps to remediate these issues. Given that these remediation efforts likely would impact regulatory approvals necessary to consummate the Merger, Washington

Washington Federal and Anchor Bancorp Announce Extension

Federal has decided to withdraw its regulatory applications relating to the Merger and resubmit them after the remediation has progressed. The amendment to the merger agreement also provides for up to three additional six month extensions beyond June 30, 2018, and addresses certain Anchor operational matters in light of the extension. There can be no assurance that the Merger will be completed by the extended termination date or any further extended date.
Washington Federal's President and Chief Executive Officer Brent Beardall commented, "We are disappointed that we will not be able to complete the Anchor transaction in the time-frame originally anticipated; however, we will use this opportunity to improve our processes and systems. We have been very impressed with both the clients and employees of Anchor Bank and look forward to bringing our two banks together."
Jerry Shaw, President and Chief Executive Officer of Anchor stated,   "We continue to believe that a merger with Washington Federal is beneficial to our shareholders and the communities we serve.  We could not have asked for a better strategic partner than Washington Federal as we continue to work together towards a successful outcome."
About Washington Federal
As of June 30, 2017, Washington Federal reported total assets of $15.0 billion and net income of $172 million for the four quarters then ended.
Washington Federal, National Association, is a national bank with headquarters in Seattle, Washington, and 236 branches in eight western states. To find out more about Washington Federal, please visit our website www.washingtonfederal.com. Washington Federal uses its website to distribute financial and other material information about Washington Federal.
 About Anchor
As of June 30, 2017, Anchor reported total assets of $462.5 million and net income of $2.4 million for the fiscal year then ended.

Anchor is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 10

Washington Federal and Anchor Bancorp Announce Extension

full-service banking offices (including one Wal-Mart in-store location) within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, and one loan production office located in King County, Washington. Anchor's common stock is traded on the NASDAQ Global Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Anchor's web site www.anchornetbank.com.

Important Cautionary Statements

    This press release contains statements about Washington Federal's and Anchor's future that are not statements of historical fact. These statements are "forward looking statements" for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. The words "believe," "expect," "anticipate," "project," "should," and similar expressions signify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance. By their nature, forward-looking statements involve inherent risk and uncertainties, which change over time; and actual performance, could differ materially from those anticipated by any forward-looking statements. Washington Federal and Anchor undertake no obligation to update or revise any forward-looking statement.  In addition to factors previously disclosed in Washington Federal's and Anchor's SEC reports (accessible on the SEC's website at www.sec.gov and on Washington Federal's website at www.washingtonfederal.com and Anchor's website at www.anchornetbank.com), and elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance, particularly in view of the BSA issues that have caused the parties to extend the termination date in the merger agreement:  ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by Anchor's shareholders, on the expected terms and schedule; the potential delay in closing the Merger beyond the date after which either party can terminate the merger agreement; the success, timeliness and cost of Washington Federal's remediation efforts; actions of government authorities; the success timing and ability to pursue Washington Federal's growth or other business initiatives; and the ability to retain customers and personnel.

Washington Federal and Anchor Bancorp Announce Extension

Additional Information

    This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction with Anchor, Washington Federal has filed a registration statement on Form S-4 with the SEC that contains a proxy statement/prospectus to be distributed to the shareholders of Anchor in connection with their vote on the Merger. Each party will also file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision regarding the transaction, shareholders of Anchor are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that is part of the registration statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Merger. The final proxy statement/prospectus will be mailed to shareholders of Anchor. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Washington Federal will be available free of charge by accessing Washington Federal's website at www.washingtonfederal.com or by writing Washington Federal at 425 Pike Street, Seattle, WA 98101, Attention: Investor Relations or calling (206) 626-8178, or by writing Anchor at 601 Woodland Square Loop SE, Lacey, WA 98503, Attention: Corporate Secretary or calling (360) 537-1388.

Participants in the Transaction

    Washington Federal, Anchor, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Anchor shareholders in favor of the approval of the Merger. Information about the directors and executive officers of Washington Federal and their ownership of Washington Federal stock is included in the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on December 9, 2016. Information about the directors and executive officers of Anchor and their ownership of Anchor stock is set forth in the proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on September 9, 2016, and also will be included in the proxy statement/prospectus for the Merger. Additional information

Washington Federal and Anchor Bancorp Announce Extension

regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.